Exhibit 3(B)

                                   BY-LAWS OF
                             McDONALD'S CORPORATION


                              ARTICLE I - OFFICES

     Section l - Principal Office - The registered office shall be established and maintained at the office of The Prentice Hall Corporation System Inc., in the City of Dover, in the County of New Castle, in the State of Delaware; and said Corporation shall be the resident agent of this Corporation in charge thereof.

     Section 2 - Other Offices - The Corporation may also have an office in the Village of Oak Brook, State of Illinois, and may also have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                     ARTICLE II - MEETINGS OF STOCKHOLDERS

     Section l - Place of Meetings - The Annual Meeting of Stockholders and any other meetings of stockholders shall be held at such place as may from time to time be determined by the Board of Directors and set forth in a notice thereof.

     Section 2 - Annual Election of Directors - The Annual Meeting of Stockholders for the election of Directors and the transaction of other business shall be held each year on the date determined by the Board of Directors. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect Directors to succeed those whose terms then expire and may transact any other proper business. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     Section 3 - Voting - Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote (or such lesser number of votes as may be provided with respect to holders of any series of Preferred Stock in a resolution of the Board of Directors adopted pursuant to the Certificate of Incorporation), in person or by proxy, for each share of stock entitled to vote held by such stockholder but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. Any motion brought before a stockholder meeting must be seconded before a vote will be taken. All votes by stockholders on proposed amendments to the Certificate of Incorporation and all elections of Directors, shall be by written ballot. All elections for Directors shall be decided by a plurality of the votes of the shares present at the meeting, in person or by proxy, and entitled to vote on the election of directors; all other questions shall be decided by majority vote of the shares entitled to vote on the subject matter and present, in person or by proxy, at the meeting, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware; and where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

     Section 4 - Quorum - At all meetings of stockholders, except as otherwise required by law, by the Certificate of Incorporation, or by these By-Laws, a majority of the shares entitled to vote, whether present in person or represented by proxy, shall constitute a quorum. Whether or not there is such a quorum present at any meeting, the chairman of the meeting or a majority of the shares so present or represented, shall have power to adjourn the meeting from time to time. No notice of the time and place of adjourned meetings need be given except as required by law. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be repre-sented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 5 - Special Meetings - Special meetings of the stockholders for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors and shall be called by the Secretary in accordance with any such resolution.

     Section 6 - Notice of Meetings - Written or printed notice stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Secretary to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten (l0) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting.

     Section 7 - No Action Without Meeting - Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     Section 8 - Nomination and Stockholder Business -

          (A) Annual Meetings of Stockholders - (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 8, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8.

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
     (c) of paragraph (A)(1) of this Section 8, such business, as determined by the Chairman of the meeting, must be a proper subject for stockholder consideration under Delaware corporate law, and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety
     (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth
     (60th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
     (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corpora-tion's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Directors or specifying the size of the increased Board of Directors made by the Corporation at least seventy
     (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

          (B) Special Meetings of Stockholders - Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting of stockholders pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 8, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8. Nominations by stockholders of such persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (A)(2) of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (C) General - (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
     Section 8. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective proposal shall be disregarded.

               (2) For purposes of this Section 8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3)  Notwithstanding the foregoing provisions of this
     Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                            ARTICLE III - DIRECTORS

     Section l - Number and Term - The number of Directors who shall constitute the whole Board of Directors shall be the number fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation and shall in no event be less than eleven
     (11) nor more than twenty-four (24). At the 1983 Annual Meeting of Stockholders, the Directors were divided into three (3) classes, as nearly equal in number as possible with the term of office of the first class to expire at the 1984 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1985 Annual Meeting of Stockholders, and the term of office of the third class to expire at the 1986 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, Directors elected to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding Annual Meeting of Stockholders after their election and until their successors shall be elected and shall qualify.

     Section 2 - Resignations - Any Director or member of a committee of the Board of Directors may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 3 - Newly-Created Directorships and Vacancies - Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires and until their successors shall be elected and shall qualify. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     Section 4 - Removal - Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time but only for cause and only by the affirmative vote of the holders of eighty percent (80%) of the voting power of all of the shares of the Corporation entitled to vote for the election of Directors.

     Section 5 - Powers - The Board of Directors shall exercise all of the powers of the Corporation, except such as are by law or by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.

     Section 6 - Committees -

          (A) Executive Committee - There shall be an Executive Committee of the Board of Directors selected from time to time by the Board of Directors from among its own membership. Except as hereinafter provided, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee is expressly granted the power and authority to adopt a certificate of ownership and merger pursuant to
     Section 253 of the Delaware General Corporation Law ("DGCL"), and to declare dividends, provided that with respect to common stock dividends declared for any quarter, the rate per share does not exceed the rate per share paid in the previous quarter.

          (B) Other Committees of the Board - The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more other committees, each committee to consist of two or more of the Directors of the Corporation which, to the extent provided in said resolution or resolutions or in these By-Laws shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

          (C) Limitation on Committee Authority - No committee shall have the power or authority of the Board of Directors in reference to (i) adopting an agreement of merger or consolidation under Sections 25l or 252 of the DGCL; (ii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (iii) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (iv) amending the By-Laws of the Corporation; (v) except as otherwise specified in a resolution of the Board of Directors, issuing stock; (vi) appointing or removing an officer or Director of the Corporation; (vii) submitting any proposition to the stockholders of the Corporation; or
     (viii) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in a resolution or resolutions adopted by the Board of Directors, as provided in Subsection (a) of
     Section 151 of the DGCL, fix the designations and any of the preferences or rights of shares relating to dividends, redemption, dissolution any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series).

          (D) Procedural Provisions - A majority of the members of a committee shall constitute a quorum for the transaction of business, and the act of a majority of such members present at any meeting at which there is a quorum shall be the act of such committee. If at any meeting of a committee there shall be less than a quorum present, a majority of those members present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. Notwithstanding the foregoing, (i) any action of the Executive Committee shall be taken only with the unanimous approval of all its members; and (ii) at the request of any member of the Executive Committee, consideration of any action proposed to be taken by the Committee shall be deferred to the Board of Directors.

     The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors.

     Each committee shall keep regular minutes of its proceedings and report its acts and proceedings to the Board.

     Section 7 - Meetings - The newly-elected Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the Annual Meeting of the Stockholders, or the time and place of such meeting may be fixed by consent in writing of all the Directors. Commencing in 1984, the Board of Directors may, without notice, hold its first meeting subsequent to the election of a class of Directors for the purpose of organization and the transaction of business, if a quorum be present, immediately after the Annual Meeting of the Stockholders, or the time and place of such meeting may be fixed by consent in writing of all the Directors.

     Regular meetings of the Board of Directors may be held without notice at such places, within or without the State of Delaware, and times as shall be determined from time to time by resolution of the Directors.

     Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary at the direction of the Chairman of the Board or the President or on the written request of any two (2) Directors on notice to each Director sent at least twenty-four (24) hours prior to each such meeting. Notice of each such meeting shall be delivered personally to each Director or sent by telegram, telex, or electronic mail to such a place as designated from time to time by each Director or, in the absence of any such designation, to the Director's last known place of business or residence. Any such meeting shall be held at such place or places, within or without the State of Delaware, and times as may be determined by the Directors or as shall be stated in the notice.

     Section 8 - Quorum - A majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Certificate of Incorporation, the laws of the State of Delaware, or these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     Section 9 - Compensation - No employee of the Company shall receive any additional compensation or remuneration for serving as a member of the Board of Directors. By resolution of the Board of Directors, those members of the Board of Directors who are not otherwise employed by the Company may receive a fixed fee, payable quarterly, together with a fee for attendance at each meeting. For purposes of this Section, members of the Board of Directors who serve the Company in capacities, such as outside consultants, attorneys, or business advisors, shall not be considered by virtue of such service as being employed by the Company. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, or otherwise and receiving compensation therefor.

     Section l0 - Action Without Meeting - Unless otherwise restricted by the Certificate of Incorporation or the By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors, or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

                              ARTICLE IV - OFFICES

     Section l - Officers - The Corporation shall have such officers with such titles and duties as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with the By-Laws. All of such officers shall be elected by the Board of Directors. None of the officers, except the Senior Chairman and the Chairman of the Board and Chief Executive Officer need be Directors. No person shall hold the office of Secretary who at that time also holds either the office of Senior Chairman or Chairman of the Board and Chief Executive Officer.

     Section 2 - Other Officers - The Board of Directors may elect or appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 3 - Salaries - The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 4 - Term of Office - Each officer of the Corporation shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 5 - Senior Chairman - The Senior Chairman shall consult with the Chairman of the Board and Chief Executive Officer, the President and Chief Executive Officer - U.S.A., and the President and Chief Executive Officer - International on the management of the Corporation and shall assist and cooperate with the other officers of the Corporation in carrying out all orders, resolutions, duties, and policies adopted or established by the Board of Directors of the Corporation.

     Section 6 - Chairman of the Board and Chief Executive Officer - The Chairman of the Board shall be the Chief Executive Officer of the Corporation; he shall preside at all meetings of the stockholders of the Corporation, of the Board of Directors and, in the absence of the Chairman of the Executive Committee of the Board of Directors, shall preside at meetings of the Executive Committee; he shall have responsibility for the general and active management of the business of the Corporation; he shall consult with the Senior Chairman, the President and Chief Executive Officer - U.S.A., and the President and Chief Executive Officer - International, and the other officers of the Corporation on the management of the Corporation; he shall see that all orders, resolutions, and policies adopted or established by the Board of Directors are carried into effect; he shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors; and he shall be authorized to execute contracts and stock certificates on behalf of the Corporation and to cause the seal to be affixed on any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     Section 7 - Chairman of the Executive Committee - The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee of the Board of Directors; he shall, in the absence of the Chairman of the Board and Chief Executive Officer, preside at all meetings of the stockholders of the Corporation and of the Board of Directors; he shall be authorized to execute contracts and stock certificates on behalf of the Corporation and to cause the seal to be affixed on any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     Section 8 - Vice Chairman of the Board and Chief Financial Officer - The Vice Chairman of the Board shall be the Chief Financial Officer of the Corporation; he shall direct all of the financial activities of the Corporation and such other activities of the Corporation as may be designated by the Chairman of the Board and Chief Executive Officer; he shall report to the Chairman of the Board and Chief Executive Officer and consult with such other officers of the Corporation as may be appropriate; he shall be responsible for the implementation of orders, resolutions, and policies adopted or established by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation; and he shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation. In addition, in the event of the inability to act of the Chairman of the Board and the Chairman of the Executive Committee, he shall preside at all meetings of the stockholders of the Corporation and the Board of Directors.

     Section 9 - President and Chief Executive Officer - U.S.A. - The President and Chief Executive Officer - U.S.A. shall direct United States operations; he shall report to the Chairman of the Board and the Chief Executive Officer and consult with such other officers of the Corporation as may be appropriate; he shall be responsible for the day-to-day activities of the corporation in the United States and for the implementation of orders, resolutions, and policies adopted or established by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation; and he shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation.

     Section 10 - President and Chief Executive Officer - International - The President and Chief Executive Officer - International shall direct international operations; he shall report to the Chairman of the Board and the Chief Executive Officer and consult with such other officers of the Corporation as may be appropriate; he shall be responsible for the day-to-day activities of the Corporation in international markets; he shall be responsible for the implementation of orders, resolutions, and policies adopted or established by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation; and he shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation.

     Section 11 - Chief Operations Officer - The Chief Operations Officer shall supervise the day-to-day operations activities of the Corporation and consult with such other officers of the Corporation as may be appropriate; he shall report to the Chairman of the Board and Chief Executive Officer; he shall be responsible for the operations activities of the Corporation and for the implementation of orders, resolutions, and policies adopted or established by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation; and he shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation, and the Presidents of the Corporation.

     Section 12 - Senior Executive Vice President and Chief
     Accounting Officer - A Senior Executive Vice President shall act as the Chief Accounting Officer of the Corporation; he shall report to such person as the Chairman of the Board and Chief Executive Officer may designate and consult such officers of the Corporation as may be appropriate; he shall supervise the accounting activities of the Corporation; he shall be responsible for the implementation of orders, resolutions, and policies adopted or established by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation; and he shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation.

     Section 13 -

          (A) Senior Executive Vice President; Executive Vice President - Each Senior Executive Vice President and each Executive Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors and shall report to such person as the Chairman of the Board and Chief Executive Officer may designate; he shall be responsible for the implementation of orders, resolutions, and policies adopted or established by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation; and he shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation.

          (B) Senior Vice President, Vice President - Each Senior Vice President and each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors and shall report to such person as the Chairman of the Board and Chief Executive Officer may designate; he shall be responsible for the implementation of orders, resolutions, and policies adopted or established by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation; and he shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation.

          (C) Assistant Vice President - Each Assistant Vice President shall have such powers and perform such duties as shall be assigned to him by the Board of Directors and shall report to such person as the Chairman of the Board and Chief Executive Officer may designate; he shall be responsible for the implementation of orders, resolutions, and policies adopted or established by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation; and he shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Corporation.

     Section 14 - Treasurer - The Treasurer shall report to such person as the Chairman of the Board and Chief Executive Officer may designate. He shall have the custody of the Corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chairman of the Board and Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board and Chief Executive Officer and the Board of Directors, at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 15 - Assistant Treasurer - The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 16 - Secretary - The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors and all other notices required by law or by these By-Laws; and in the case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board and Chief Executive Officer, or by the Board of Directors or stockholders upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him by the Board of Directors and the Chairman of the Board and Chief Executive Officer. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it when authorized by the Board of Directors and the Chairman of the Board and Chief Executive Officer and attest the same. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by his signature.

     Section 17 - Assistant Secretary - The Assistant Secretary or, if there be more than one, the Assistant Secretaries, shall have the authority to affix the seal of the Corporation to all instruments requiring it and attest the same. In addition, the Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                   ARTICLE V - INDEMNIFICATION AND INSURANCE

     Section 1 - Right to Indemnification -

          (A) Indemnified Persons - Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding because he or she is an Indemnified Person, shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

          (B) Additional Indemnified Persons - (1) Each Additional Indemnified Person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding (other than an action by or in the right of the Corporation) because he or she is an Additional Indemnified Person shall be indemnified and held harmless by the Corporation against expenses (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith if such Additional Indemnified Person acted in Good Faith. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that an Additional Indemnified Person did not act in Good Faith.

               (2) Each Additional Indemnified Person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor because he or she is an Additional Indemnified Person shall be indemnified and held harmless by the Corporation against expenses (including, but not limited to, attorneys' fees and other expenses of litigation) incurred by such person in connection therewith if such Additional Indemnified Person acted in Good Faith, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding shall have been brought or is pending shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such Additional Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

               (3) Any indemnification under paragraphs (B)(1) or (B)(2) of this Section 1 (unless ordered by a court) shall be made by the Corporation unless it is determined that indemnification of the Additional Indemnified Person is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in either paragraph (B)(1) or (B)(2) of this Section 1. Such determination shall be made: (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who are not parties to such Proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion. Such determination shall be made within one hundred twenty
     (120) days (or such longer period established as set forth in the next sentence) after receipt by the Board of Directors of written notice from the Additional Indemnified Person seeking indemnification setting forth in reasonable detail the facts known to such person concerning the Proceeding. The period during which the Board of Directors may determine that indemnification is not proper may be extended to a period established by the Board of Directors by written notice to the Additional Indemnified Person delivered to such person within one hundred twenty (120) days after receipt by the Board of Directors of such person's written notice seeking indemnification.

          (C) Denial of Authorization for Certain Proceedings - Notwithstanding anything to the contrary in this Article V, except with respect to indemnification of Indemnified Persons specified in
     Section 3 of this Article V, the Corporation shall indemnify an Indemnified Person or Additional Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if (i) authorization for such Proceeding (or part thereof) was not denied by the Board of Directors of the Corporation prior to the earlier of (x) sixty (60) days after receipt of notice thereof from such Indemnified Person or one hundred twenty (120) days after receipt of notice thereof from such Additional Indemnified Person, as the case may be, or (y) a Change of Control, and (ii) in the case of a Proceeding initiated by an Additional Indemnified Person, it is not a Proceeding to enforce rights under this Article V.

          (D) Certain Defined Terms - For purposes of this Article V, the following terms shall have the following means (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               (i) a "Proceeding" is any investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

               (ii) an "Indemnified Person" is a person who is, was, or had agreed to become (A) a Director of the Corporation (including, in the case of such person seeking indemnification while serving as a Director who is or was an officer of the Corporation, such person in his capacity as an officer) or (B) an officer, employee or a Delegate, as defined herein, of the Corporation (but, except as included within clause (A), with respect to such officers, employees and Delegates and persons agreeing to become officers, employees or Delegates only as to Proceedings occurring after a Change of Control, as defined herein, arising out of acts, events or omissions occurring prior or subsequent to, or simultaneously with, such Change of Control), or the legal representative or any of the foregoing;

               (iii) a "Delegate" is (A) any employee of the Corporation
                     serving as a director or officer (or in a substan-tially similar capacity) of an entity or enterprise
                     (x) in which the Corporation owns a l0% or greater equity interest or (y) the principal function of which is to service or benefit the Corporation or its licensees; (B) any employee of the Corporation serving as a trustee or fiduciary of an employee benefit plan of the Corporation or any entity or enterprise referred to in clause (A); and (C) any employee serving at the request of the Corporation in any capacity with any entity or enterprise other than the Corporation;

               (iv) a "Change of Control" shall be deemed to have occurred if (A) any "Person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes (except in a transaction approved in advance by the Board of Directors of the Corporation) the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, or
                     (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election of each Director who was not a Director at the beginning of the period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period;

               (v) an "Additional Indemnified Person" is a person who is, was, or had agreed to become an officer, Delegate or employee of the Corporation and who is not an Indemnified Person; and

               (vi) "Good Faith" shall mean with respect to any Additional Indemnified Person that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, such person had no reasonable cause to believe such conduct was unlawful.

     Section 2 - Expenses - Expenses, including attorneys' fees, incurred by a person indemnified pursuant to Section 1 of this Article V in defending or otherwise being involved in a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; provided, that
     (A) if a Change of Control has occurred, such person shall be required to deliver to the Corporation the Undertaking only if such an undertaking is required under the DGCL then in effect, and (B) in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 3 of this Article V, the Corporation shall pay said expenses in advance of final disposition only if authorization for such Proceeding (or part thereof) was not denied by the Board of Directors of the Corporation prior to the earlier of (i) sixty (60) days in the case of an Indemnified Person, or one hundred twenty (120) days in the case of an Additional Indemnified Person, after receipt of a request for such advancement accompanied by the Undertaking or (ii) a Change of Control. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay such expenses.

     Section 3 - Protection of Rights - If a claim by an Indemnified Person under Section 1 of this Article V is not promptly paid in full by the Corporation after a written claim has been received by the Corporation or if expenses pursuant to Section 2 of this Article V have not been promptly advanced after a written request for such advancement by an Indemnified Person (accompanied by the Undertaking if required by Section 2 of this Article V) has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the Undertaking has been tendered to the Corporation (or, if a Change of Control has occurred, the Undertaking is not required to be tendered to the Corporation under the DGCL) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the Corporation. If a Change of Control has occurred, a claimant making a claim under Section 1 of this Article V or seeking to avoid repayment to the Corporation of expenses advanced pursuant to
     Section 2 of this Article V shall have (i) the right, but not the obligation, to have a determination made by independent legal counsel, at the expense of the Corporation, as to whether indemnification of the claimant is prohibited by law; and (ii) shall have the right (A) to select as independent legal counsel to make such determination any legal counsel designated for such purpose in a resolution adopted by the Board of Directors that is in full force and effect immediately prior to the Change of Control or (B), if the Board of Directors has failed to designate any such legal counsel or all such counsel refuse to make such a determination, to request the American Arbitration Association, at the expense of the Corporation, to select an independent legal counsel familiar with matters of the type in dispute to make such a determination. If a determination has been made in accordance with the preceding sentence, no determination inconsistent therewith by other legal counsel, by the Board of Directors, or by stockholders shall be of any force or effect. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

     Section 4 - Miscellaneous -

          (A) Non-Exclusivity of Rights - The rights conferred on any person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested Directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of agents of the Corporation or others and for such other indemnification of Directors, officers, Delegates or employees, of the Corporation as it shall deem appropriate.

          (B) Insurance, contracts, and funding - The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, Delegate, employee, or agent of, the Corporation against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The Corporation hereby agrees that, for a period of six (6) years after any Change of Control, it shall cause to be maintained policies of directors' and officers' liability insurance providing coverage at least comparable to and in the same amounts as that provided by any such policies in effect immediately prior to such Change of Control. The Corporation may enter into contracts with any Director, officer, Delegate or employee of the Corporation in furtherance of the provisions of this
     Article V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article V.

          (C) Contractual nature - The provisions of this Article V as amended effective December 17, 1990 shall be applicable with respect to events, acts and omissions occurring prior to or subsequent to such Amendment, and shall continue as to a person who has ceased to be a Director, officer, Delegate or employee and shall inure to the benefit of the heirs, executors and administrators of such person. This
     Article V shall be deemed to be a contract between the Corporation and each person who, at any time that this Article V as so amended is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this Article V or any repeal or modification of the DGCL or any other applicable law shall not limit any rights of indemnification for Proceedings then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article V with regard to Proceedings arising out of acts, omissions or events arising prior to such repeal or modification.

          (D) Cooperation - Each Indemnified Person and Additional Indemnified Person shall cooperate with the person, persons or entity making the determination with respect to such Indemnified Person's or Additional Indemnified Person's entitlement to indemnification under this Article V, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to such Indemnified Person or Additional Indemnified Person and reasonably necessary to such determination.
     Any costs or expenses (including attorneys' fees and disbursements) incurred by such Indemnified Person or Additional Indemnified Person in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to such Indemnified Person's or Additional Indemnified Person's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold such Indemnified Person or Additional Indemnified Person harmless therefrom.

          (E) Subrogation - In the event of any payment under this Article V to an Indemnified Person or Additional Indemnified Person, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of such Indemnified Person or Additional Indemnified Person, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

          (F) Severability - If this Article V, or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article V shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article V and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

                           ARTICLE VI - MISCELLANEOUS

     Section l - Certificates of Stock - Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Senior Chairman of the Board or the Chairman of the Board and Chief Executive Officer or a President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is countersigned (l) by a transfer agent or (2) by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 2 - Lost Certificates - A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed; and the Directors may, in their discretion, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as they may direct not exceeding double the value of the stock to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of any such new certificate.

     Section 3 - Transfer of Shares - The shares of stock of the Corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives by the surrender of the old certificates duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Directors may designate, by whom they shall be canceled; and new certificates shall thereupon be issued. A record shall be made of each transfer and a duplicate thereof mailed to the Delaware office; and whenever a transfer shall be made for collateral security, and not absolutely, it shall be expressed in the entry of the transfer.

     Section 4 - Record Date - In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to Corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (l0) days before the date of such meeting nor more than sixty (60) days prior to any other action.

     Section 5 - Registered Stockholders - The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 6 - Dividends - Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation; and in the case of a dividend paid in shares of theretofore unissued capital stock of the Corporation, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount not less than the aggregate par value of such shares and, in the case of shares without par value, such amount as shall be fixed by the Board of Directors. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the Directors shall deem conducive to the interests of the Corporation.

     Section 7 - Seal - The Corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation, and the words, "CORPORATE SEAL DELAWARE." Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

     Section 8 - Fiscal Year - The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the last day of December in each year.

     Section 9 - Checks - All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     Section l0 - Notice and Waiver of Notice - Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 11 - Ratification by Stockholders - Any contract, transaction, or act of the Corporation or of the Directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the Corporation present in person or by proxy and voting at any annual meeting or at any special meeting called for such purpose, shall, insofar as permitted by law or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, be as valid and binding as though ratified by every stockholder of the Corporation.

     Section l2 - Interested Directors - No contract or transaction between the Corporation and one or more of its Directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose if:

          (l) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

     Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                            ARTICLE VII - AMENDMENTS

     The By-Laws of this Corporation may be made, altered, amended, or repealed by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed making, alteration, amendment, or repeal to be made is contained in the Notice of such special meeting provided, however, that no By-Law shall be made, altered, amended, or repealed so as to make such By-Law inconsistent with or violative of any provision of the Certificate of Incorporation.

     As amended through November 15, 1994